Exhibit 99.1

Contacts:	Basil Maglaris (media)	Christopher Jakubik, CFA (investors)
	847-646-4538	847-646-5494
	news@kraftfoods.com	ir@kraftfoods.com

KRAFT FOODS GROUP REPORTS FOURTH QUARTER AND FULL YEAR 2013 RESULTS

•	Q4 Net Revenues grew 2.3% and Organic Net Revenues[1] were up 3.2%

•	2013 EPS of $4.51 included $1.67 of gains from market-based impacts to post-employment benefit plans[2]

•	2013 Free Cash Flow[3] of $1.5 billion exceeded company expectations

NORTHFIELD, Ill. – Feb. 13, 2014 – Kraft Foods Group, Inc. (NASDAQ: KRFT) today reported fourth quarter and full year results that reflected strong gains from operations.

“We made significant strides during our first full year as a public company,” said Kraft CEO Tony Vernon. “Our focus on driving profitable growth while reinvesting in our brands and people has delivered solid results to date and will serve us well as we continue to remake Kraft into the best food and beverage company in North America.”

2013 FINANCIAL SUMMARY

Net revenues grew 2.3 percent in Q4 and declined 0.3 percent to $18.2 billion in 2013.

•

Fourth quarter Organic Net Revenues were up 3.2 percent driven by volume/mix gains of 4.0 percentage points that were partially offset by a negative 0.8 percentage point impact from lower pricing that primarily reflected lower costs for ingredients such as raw nuts and coffee beans.

[1]	Organic Net Revenues is a non-GAAP financial measure. Please see the discussion of non-GAAP and other financial measures and the reconciliation to GAAP at the end of this press release.
[2]	Please see the discussion of non-GAAP and other financial measures at the end of this press release for a description of these market-based impacts to post-employment benefit plans.
[3]	Free Cash Flow is a non-GAAP financial measure. Please see the discussion of non-GAAP and other financial measures and the reconciliation to GAAP at the end of this press release.

Volume/mix gains reflected base business growth as well as a favorable impact of approximately 3 percentage points from comparisons with retail customer inventory reductions following the 2012 spin-off from Mondelēz International. These gains were partially offset by approximately 1 percentage point from product line pruning.

•

Full year Organic Net Revenues were flat versus the prior year. Volume/mix gains from base business growth were offset by product line pruning of approximately 1 percentage point and a 0.6 percentage point impact from lower pricing.

Operating income was $1.5 billion in Q4 and was up 71.9 percent to $4.6 billion in 2013.

•	Fourth quarter operating income included a $782 million benefit from market-based impacts to post-employment benefit plans primarily driven by higher discount rates and higher asset returns.

Excluding the market-based impacts to post-employment benefit plans, operating income increased more than 50 percent from a combination of lower spending on cost savings initiatives,4 volume/mix gains, favorable marketing costs related to program timing and productivity savings.

•	Full year operating income included a $1,561 million benefit from market-based impacts to post-employment benefit plans.

Excluding this benefit, operating income was up approximately 5 percent versus the prior year, despite the incremental costs of becoming a standalone public company. Significant overhead cost savings as well as gains from productivity and volume/mix more than offset a negative impact from pricing net of commodity costs and a double-digit increase in advertising.

Earnings per share were $1.54 in Q4 and $4.51 in 2013.

•

Fourth quarter EPS increased $1.39, including a $1.11 benefit from market-based impacts to post-employment benefit plans. EPS growth was also driven by gains from operations, lower spending on cost savings initiatives and a favorable change in unrealized gains/losses from hedging activities.

•

Full year EPS increased $1.76, including a $1.90 benefit from market-based impacts to post-employment benefit plans. Excluding this benefit, lower EPS versus the prior year was driven by strong gains from operations that were more than offset by higher interest expense. The higher interest expense in 2013 reflected a full year of Kraft’s capital structure as an independent company.

[4]	Cost savings initiatives are related to reorganization activities including severance, asset disposals, and other activities that do not qualify for special accounting treatment as exit or disposal activities. Included within cost savings initiatives are activities related to the previously disclosed restructuring program approved by Kraft’s Board of Directors on Oct. 29, 2012.

Free Cash Flow was $1.5 billion in 2013.

•	Free Cash Flow reflected improved management of inventory and payables as well as the impact of approximately $600 million in pension plan contributions.

FOURTH QUARTER BUSINESS SEGMENT HIGHLIGHTS

Beverages:

•

Strong organic growth was driven by comparisons with spin-related retail inventory reductions in the prior year as well as successful innovations in on-demand coffee. These gains more than offset the impact of lower pricing that mainly reflected lower green coffee costs.

•	Operating income was up sharply due to manufacturing productivity, lower spending on cost savings initiatives, improved pricing net of commodity costs and lower marketing costs due to program timing.

Cheese:

•

Organic Net Revenues were slightly lower as the negative impacts of pricing and a voluntary product recall in string cheese more than offset ongoing growth in Kraft and Cracker Barrel natural cheeses as well as Philadelphia cream cheese.

•

Operating income growth versus the prior year was driven by lower spending on cost savings initiatives and lower marketing spending that more than offset a negative impact from pricing net of commodity costs and costs related to a voluntary product recall.

Refrigerated Meals:

•

Strong Organic Net Revenue growth was driven by a combination of the comparison with spin-related retail inventory reductions in the prior year quarter, gains from innovation in Oscar Mayer cold cuts and Lunchables as well as higher prices in bacon.

•

A double-digit gain in operating income was primarily due to lower spending on cost savings initiatives versus the prior year. Excluding this factor, improved volume/mix and lower marketing costs due to program timing were mainly offset by unfavorable manufacturing costs.

Meals & Desserts:

•	Strong Organic Net Revenue growth was driven by net pricing gains that mainly reflected lower promotional activity versus the prior year.

•

Operating income growth reflected a combination of favorable pricing net of commodity costs versus the prior year, improved productivity and lower spending on cost savings initiatives. These gains were partially offset by increased investments in advertising.

Enhancers & Snack Nuts:

•

Organic Net Revenue growth reflected favorable comparisons with spin-related retail inventory reductions in the prior year and gains in Planters snack nuts. These gains were significantly offset by lower prices that reflected lower nut costs and increased merchandising activity behind Miracle Whip versus the prior year quarter.

•	A double-digit increase in operating income was driven by productivity gains and improved volume/mix.

Canada:

•

Strong Organic Net Revenue growth was driven by a combination of favorable comparisons with spin-related retail inventory reductions in the prior year and significant volume/mix gains in cheese and Tassimo coffees. Lower pricing primarily reflected lower input costs in nuts.

•	Strong double-digit operating income growth reflected improved volume/mix and overhead cost savings.

Other Businesses:

•	Organic Net Revenue growth was driven by price increases in Foodservice and Exports. Volume/mix gains in Exports were more than offset by planned business exits in Foodservice.

•	Strong double-digit growth in operating income was largely due to favorable pricing net of commodity costs versus the prior year.

CONFERENCE CALL

Kraft will host a conference call to discuss its fourth quarter and full year 2013 results today at 4 p.m. Central time.

The call will be hosted by:

•	Tony Vernon, CEO

•	Teri List-Stoll, EVP and CFO

•	Chris Jakubik, VP, Investor Relations

Live Event Dial-in Details:

United States Dial-In: 1-888-350-0137

International Dial-In: 1-970-315-0478

Access code: 35485215

To ensure timely access, participants should dial in approximately 10 minutes before the call starts. A listen-only webcast with the accompanying presentation will be available in the Investor Center section of Kraft’s Web site at http://ir.kraftfoodsgroup.com, under “Events and Webcasts.”

A replay of the conference call will be available until Feb. 26, 2014, by calling 855-859-2056 from the United States and Canada or 404-537-3406 from other locations. The access code for the replay is 35485215. An archive of the webcast will be available for one year following the conference call on Kraft’s Web site.

ABOUT KRAFT FOODS GROUP

Kraft Foods Group, Inc. (NASDAQ: KRFT) is one of North America’s largest consumer packaged food and beverage companies, with annual revenues of more than $18 billion. The company has an unrivaled portfolio of products in the beverages, cheese, refrigerated meals and grocery categories. Its iconic brands include Kraft, Maxwell House, Oscar Mayer, Philadelphia, Planters, Velveeta, Capri Sun, Lunchables and JELL-O. Kraft’s 23,000 employees in the United States and Canada have a passion for making the foods and beverages people love. Kraft is a member of the Standard & Poor’s 500 and the NASDAQ-100 indices. For more information, visit www.kraftfoodsgroup.com and www.facebook.com/kraft.

FORWARD-LOOKING STATEMENTS

This press release contains a number of forward-looking statements. Words such as “focus,” “invest,” “deliver,” “will,” and variations of such words and similar expressions are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding Kraft’s growth, progress and investments. These forward-looking statements are not guarantees of future performance and are subject to a number of risks and uncertainties, many of which are beyond Kraft’s control. Important factors that could cause actual results to differ materially from those indicated in the forward-looking statements include, but are not limited to, increased competition; Kraft’s ability to maintain, extend and expand its reputation and brand image; Kraft’s ability to differentiate its products from other brands; increasing consolidation of retail customers; changes in relationships with significant customers and suppliers; Kraft’s ability to predict, identify and interpret changes in consumer preferences and demand; Kraft’s ability to drive revenue growth in its key product categories, increase its market share, or add products; volatility in commodity, energy and other input costs; changes in Kraft’s management team or other key personnel; Kraft’s geographic focus in North America; changes in regulations; legal claims or other regulatory enforcement actions; product recalls or product liability claims; unanticipated business disruptions; Kraft’s ability to complete or realize the benefits from potential acquisitions, alliances, divestitures or joint ventures; Kraft’s indebtedness and ability to pay such indebtedness; disruptions in information technology networks and systems; Kraft’s inability to protect intellectual property rights; weak economic conditions; tax law changes; volatility of market-based impacts to post-employment benefit plans; pricing actions; and other factors. For additional information on these and other factors that could affect Kraft’s forward-looking statements, see Kraft’s risk factors, as they may be amended from time to time, set forth in its filings with the Securities and Exchange Commission, including its most recently filed Annual Report on Form 10-K and subsequent reports on Form 10-Q and Form 8-K. Kraft disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation.

NON-GAAP AND OTHER FINANCIAL MEASURES

To supplement Kraft’s financial statements presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”), Kraft presents Organic Net Revenues and Free Cash Flow, both of which are considered non-GAAP financial measures. The presentations of Organic Net Revenues and Free Cash Flow are intended to supplement investors’

understanding of Kraft’s operating results and liquidity. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Kraft’s results prepared in accordance with GAAP. In addition, the non-GAAP measures Kraft uses may differ from non-GAAP measures used by other companies, and other companies may not define the non-GAAP measures Kraft uses in the same way.

Kraft currently defines Organic Net Revenues as net revenues excluding the impact of transactions with Mondelēz International, acquisitions, divestitures (including the termination of a full line of business due to the loss of a licensing or distribution arrangement, and the complete exit of business out of a foreign country), currency and the 53rd week of shipments in 2011. Management believes that presenting Organic Net Revenues is useful to investors because it (i) provides investors meaningful supplemental information regarding financial performance by excluding certain items, (ii) permits investors to view Kraft’s performance using the same tools that management uses to budget, make operating and strategic decisions, and evaluate Kraft’s historical performance, and (iii) otherwise provides supplemental information that may be useful to investors in evaluating Kraft.

Kraft defines Free Cash Flow as cash flow from operations less capital expenditures. Management believes that Free Cash Flow is useful to investors because it reflects Kraft’s cash available for uses including investments in growth and product development and it reflects Kraft’s ability to generate cash while maintaining its fixed assets.

See the attached schedules for supplemental financial data and corresponding reconciliations of Organic Net Revenues to net revenues for the three and twelve months ended Dec. 28, 2013 and Dec. 29, 2012.

As previously announced, beginning in 2013, Kraft adopted a mark-to-market accounting policy for Kraft’s post-employment benefit obligations. Kraft discloses marked-based impacts in order to provide better transparency to investors in evaluating Kraft. Management currently defines market-based impacts as the costs or benefits resulting from the change in discount rates, the difference between Kraft’s estimated and actual return on trust assets, and other assumption changes driven by changes in the law or other external factors.

# # #

Schedule 1

Kraft Foods Group, Inc.

Consolidated Statements of Earnings

For the Three Months Ended

(in millions of dollars, except per share data) (Unaudited)

	December 28, 2013	December 29, 2012	% Change Fav / (Unfav)

Net revenues	$4,595	$4,492	2.3%

Cost of sales[1,2]	2,663	3,327	20.0%

Gross profit	1,932	1,165	65.8%

Selling, general and administrative expenses[1,2]	409	865	52.7%

Asset impairment and exit costs[1]	9	39	76.9%

Operating income	1,514	261	+100.0%

Interest and other expense, net	(124)	(129)	3.9%

Royalty income from Mondelēz International	—	—	—

Earnings before income taxes	1,390	132	+100.0%

Provision for income taxes	459	42	+(100.0)%

Effective tax rate	33.0%	31.8%

Net earnings	$931	$90	+100.0%

Per share data:

Basic earnings per share	$1.56	$0.15	+100.0%

Diluted earnings per share	$1.54	$0.15	+100.0%

Weighted-average common shares outstanding:

Basic	595	591	(0.7)%

Diluted	600	596	(0.7)%

[1]

In the fourth quarter of 2013, Kraft recorded expenses of $39 million in cost savings initiatives. This was comprised of $9 million within asset impairment and exit costs; $11 million within cost of sales; and $19 million within selling, general and administrative expenses. In the fourth quarter of 2012, Kraft recorded expenses of $133 million in cost savings initiatives. This was comprised of $39 million within asset impairment and exit costs; $58 million within cost of sales; and $36 million within selling, general and administrative expenses.

[2]

In the fourth quarter of 2013, Kraft recorded $782 million of income related to market-based impacts of certain post-employment benefit plans. This income was recorded in cost of sales ($444 million) and selling, general and administrative expenses ($338 million). In the fourth quarter of 2012, Kraft recorded $225 million of expense related to market-based impacts of certain post-employment benefit plans. This expense was recorded in cost of sales ($148 million) and selling, general and administrative expenses ($77 million).

Schedule 2

Kraft Foods Group, Inc.

Reconciliation of GAAP to Non-GAAP Information

Net Revenues

For the Three Months Ended

(in millions of dollars) (Unaudited)

	Reported (GAAP)	Impact of Currency	Sales to Mondelēz International	Organic (Non-GAAP)	% Change		Organic Growth Drivers
					Reported (GAAP)	Organic (Non-GAAP)	Vol /Mix		Price
December 28, 2013
Beverages	$597	$—	$—	$597	5.5%	5.5%	10.5	pp	(5.0	)pp
Cheese	1,079	—	(10)	1,069	(1.6)%	(1.4)%	1.3	pp	(2.7	)pp
Refrigerated Meals	746	—	—	746	7.3%	7.3%	5.0	pp	2.3	pp
Meals & Desserts	671	—	—	671	5.7%	5.7%	—	pp	5.7	pp
Enhancers & Snack Nuts	494	—	(1)	493	0.6%	1.0%	6.5	pp	(5.5	)pp
Canada	541	33	(4)	570	(1.1)%	5.0%	7.3	pp	(2.3	)pp
Other Businesses	467	4	(20)	451	1.1%	1.6%	(0.8	)pp	2.4	pp

Kraft Foods Group, Inc.	$4,595	$37	$(35)	$4,597	2.3%	3.2%	4.0	pp	(0.8	)pp

December 29, 2012
Beverages	$566	$—	$—	$566
Cheese	1,096	—	(12)	1,084
Refrigerated Meals	695	—	—	695
Meals & Desserts	635	—	—	635
Enhancers & Snack Nuts	491	—	(3)	488
Canada	547	—	(4)	543
Other Businesses	462	—	(18)	444

Kraft Foods Group, Inc.	$4,492	$—	$(37)	$4,455

Schedule 3

Kraft Foods Group, Inc.

Operating Income

For the Three Months Ended

(in millions of dollars) (Unaudited)

	Reported (GAAP)		% Change Fav / (Unfav)
	December 28, 2013	December 29, 2012
Operating Income:
Beverages	$48	$(49)	+100.0%
Cheese	141	135	4.4%
Refrigerated Meals	50	41	22.0%
Meals & Desserts	188	175	7.4%
Enhancers & Snack Nuts	99	81	22.2%
Canada	99	78	26.9%
Other Businesses	62	47	31.9%
Unrealized gains / (losses) on hedging activities	15	(45)
Certain post-employment benefit plan income / (costs)	883	(146)
General corporate expenses	(71)	(56)

Kraft Foods Group, Inc.	$1,514	$261	+100.0%

Note: In the fourth quarter of 2013, Kraft recorded expenses related to cost savings initiatives within segment operating income and general corporate expenses as follows: Beverages ($2 million); Cheese ($9 million); Refrigerated Meals ($3 million); Meals & Desserts ($1 million); Enhancers & Snack Nuts ($2 million); Canada ($8 million); Other Businesses ($2 million); and General corporate expenses ($12 million). In the fourth quarter of 2012, Kraft recorded expenses related to cost savings initiatives within segment operating income and general corporate expenses as follows: Beverages ($22 million); Cheese ($42 million); Refrigerated Meals ($13 million); Meals & Desserts ($8 million); Enhancers & Snack Nuts ($8 million); Canada ($6 million); Other Businesses ($3 million) and General corporate expenses ($31 million). In the fourth quarter of 2013, Kraft also recorded $782 million of income related to market-based impacts on certain post-employment benefit plans. In the fourth quarter of 2012, Kraft recorded $225 million of expense related to market-based impacts on certain post-employment benefit plans.

Schedule 4

Kraft Foods Group, Inc.

Consolidated Statements of Earnings

For the Twelve Months Ended

(in millions of dollars, except per share data) (Unaudited)

	December 28, 2013	December 29, 2012	% Change Fav / (Unfav)

Net revenues	$18,218	$18,271	(0.3)%

Cost of sales[1,2]	11,395	12,499	8.8%

Gross profit	6,823	5,772	18.2%

Selling, general and administrative expenses[1,2]	2,124	2,961	28.3%

Asset impairment and exit costs[1]	108	141	23.4%

Operating income	4,591	2,670	71.9%

Interest and other expense, net	(501)	(258)	(94.2)%

Royalty income from Mondelēz International	—	41	(100.0)%

Earnings before income taxes	4,090	2,453	66.7%

Provision for income taxes	1,375	811	(69.5)%

Effective tax rate	33.6%	33.1%

Net earnings	$2,715	$1,642	65.3%

Per share data:

Basic earnings per share	$4.55	$2.77	64.3%

Diluted earnings per share	$4.51	$2.75	64.0%

Average shares outstanding:

Basic	594	591	(0.5)%

Diluted	599	596	(0.5)%

[1]

In the twelve months ended December 28, 2013, Kraft recorded expenses of $290 million in cost savings initiatives. This was comprised of $108 million within asset impairment and exit costs; $77 million within cost of sales; and $105 million within selling, general and administrative expenses. In the twelve months ended December 29, 2012, Kraft recorded expenses of $303 million in cost savings initiatives. This was comprised of $141 million within asset impairment and exit costs; $97 million within cost of sales; and $65 million within selling, general and administrative expenses.

[2]

In the twelve months ended December 28, 2013, Kraft recorded $1,561 million of income related to market-based impacts of certain post-employment benefit plans. This income was recorded in cost of sales ($896 million) and selling, general and administrative expenses ($665 million). In the twelve months ended December 29, 2012, Kraft recorded $223 million of expense related to market-based impacts of certain post-employment benefit plans. This expense was recorded in cost of sales ($147 million) and selling, general and administrative expenses ($76 million).

Schedule 5

Kraft Foods Group, Inc.

Reconciliation of GAAP to Non-GAAP Information

Net Revenues

For the Twelve Months Ended

(in millions of dollars) (Unaudited)

	Reported (GAAP)	Impact of Currency	Sales to Mondelēz International	Organic (Non-GAAP)	% Change		Organic Growth Drivers
					Reported (GAAP)	Organic (Non-GAAP)	Vol / Mix		Price
December 28, 2013
Beverages	$2,681	$—	$—	$2,681	(1.4)%	(1.4)%	4.7	pp	(6.1	)pp
Cheese	3,925	—	(51)	3,874	2.5%	1.5%	1.6	pp	(0.1	)pp
Refrigerated Meals	3,334	—	—	3,334	1.6%	1.6%	(0.3	)pp	1.9	pp
Meals & Desserts	2,305	—	—	2,305	(0.3)%	(0.3)%	(3.2	)pp	2.9	pp
Enhancers & Snack Nuts	2,101	—	(8)	2,093	(5.4)%	(5.6)%	(2.3	)pp	(3.3	)pp
Canada	2,037	65	(16)	2,086	1.3%	4.0%	5.3	pp	(1.3	)pp
Other Businesses	1,835	8	(72)	1,771	(3.6)%	(2.0)%	(3.5	)pp	1.5	pp

Kraft Foods Group, Inc.	$18,218	$73	$(147)	$18,144	(0.3)%	(0.1)%	0.5	pp	(0.6	)pp

December 29, 2012
Beverages	$2,718	$—	$—	$2,718
Cheese	3,829	—	(12)	3,817
Refrigerated Meals	3,280	—	—	3,280
Meals & Desserts	2,311	—	—	2,311
Enhancers & Snack Nuts	2,220	—	(3)	2,217
Canada	2,010	—	(4)	2,006
Other Businesses	1,903	—	(95)	1,808

Kraft Foods Group, Inc.	$18,271	$—	$(114)	$18,157

Schedule 6

Kraft Foods Group, Inc.

Operating Income

For the Twelve Months Ended

(in millions of dollars) (Unaudited)

	Reported (GAAP)		% Change Fav / (Unfav)
	December 28, 2013	December 29, 2012
Operating Income:
Beverages	$349	$260	34.2%
Cheese	634	618	2.6%
Refrigerated Meals	329	379	(13.2)%
Meals & Desserts	665	712	(6.6)%
Enhancers & Snack Nuts	529	592	(10.6)%
Canada	373	301	23.9%
Other Businesses	227	180	26.1%
Unrealized gains / (losses) on hedging activities	21	13
Certain post-employment benefit plan income / (costs)	1,622	(305)
General corporate expenses	(158)	(80)

Kraft Foods Group, Inc.	$4,591	$2,670	71.9%

Note: In the twelve months ended December 28, 2013, Kraft recorded expenses related to cost savings initiatives within segment operating income and general corporate expenses as follows: Beverages ($41 million); Cheese ($88 million); Refrigerated Meals ($35 million); Meals & Desserts ($26 million); Enhancers & Snack Nuts ($24 million); Canada ($17 million); Other Businesses ($19 million); and General corporate expenses ($40 million). In the twelve months ended December 29, 2012, Kraft recorded expenses related to cost savings initiatives within segment operating income and general corporate expenses as follows: Beverages ($63 million); Cheese ($98 million); Refrigerated Meals ($30 million); Meals & Desserts ($24 million); Enhancers & Snack Nuts ($25 million); Canada ($14 million); Other Businesses ($18 million); and General corporate expenses ($31 million). In the twelve months ended December 28, 2013, Kraft also recorded income of $1,561 million related to market-based impacts on certain post-employment benefit plans. In the twelve months ended December 29, 2012, Kraft recorded expense of $223 million related to market-based impacts on certain post-employment benefit plans.

Schedule 7

Kraft Foods Group, Inc.

Consolidated Balance Sheets

(in millions of dollars) (Unaudited)

	December 28, 2013	December 29, 2012
ASSETS
Cash and cash equivalents	$1,686	$1,255
Receivables (net of allowances of $26 in 2013 and $28 in 2012)	1,048	1,089
Inventories, net	1,616	1,928
Deferred income taxes	360	420
Other current assets	198	131

Total current assets	4,908	4,823
Property, plant and equipment, net	4,115	4,204
Goodwill	11,505	11,599
Intangible assets, net	2,229	2,228
Other assets	391	325

TOTAL ASSETS	$23,148	$23,179

LIABILITIES
Accounts payable	$1,548	$1,556
Accrued marketing	685	740
Accrued employment costs	184	194
Dividends payable	313	296
Accrued postretirement health care costs	197	236
Other current liabilities	483	584

Total current liabilities	3,410	3,606
Long-term debt	9,976	9,966
Deferred income taxes	662	138
Accrued pension costs	405	1,990
Accrued postretirement health care costs	3,080	3,502
Other liabilities	428	405

TOTAL LIABILITIES	17,961	19,607
EQUITY
Common Stock, no par value (5,000,000,000 shares authorized; 596,843,449 shares issued at December 28, 2013 and 592,783,696 at December 29, 2012)	—	—
Additional paid-in capital	4,434	4,240
Retained earnings / (deficit)	1,281	(206)
Accumulated other comprehensive losses	(499)	(460)
Treasury stock, at cost	(29)	(2)

TOTAL EQUITY	5,187	3,572

TOTAL LIABILITIES AND EQUITY	$23,148	$23,179

Schedule 8

Kraft Foods Group, Inc.

Reconciliation of GAAP to Non-GAAP Information

Free Cash Flow

For the Twelve Months Ended

(in millions of dollars) (Unaudited)

December 28, 2013
Net earnings	$2,715
Depreciation	393
Receivables, net	35
Inventories, net	235
Accounts payable	45
Other	(1,380)

Operating cash flow	2,043
Capital expenditures	(557)

Free cash flow	$1,486